Exhibit 5.1

North Point • 901 Lakeside Avenue • Cleveland, Ohio 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

February 26, 2018

ABM Industries Incorporated
One Liberty Plaza, 7th Floor
New York, NY 10006

Re:	Registration Statement on Form S-3 filed by ABM Industries Incorporated for the benefit of selling stockholders

Ladies and Gentlemen:

We are acting as counsel for ABM Industries Incorporated, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain of the Company’s stockholders of up to 9,047,741 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”). The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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